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                                                                   EXHIBIT 10.33

                       GASONICS INTERNATIONAL CORPORATION
                         SUPPLEMENTAL STOCK OPTION PLAN

                                   ARTICLE ONE

                                     GENERAL

        I. PURPOSE OF PLAN

                A This Supplemental Stock Option Plan is intended to promote the interests of Gasonics International Corporation, a Delaware corporation, by authorizing an additional reserve of shares of the Corporation's common stock for issuance to individuals in the employ of the Corporation (or any Parent or Subsidiary) who are neither officers of the Corporation nor members of the Board

                B The Plan became effective immediately upon adoption by the Board on September 12,2000

                C The Plan shall supplement the authorized share reserve under the Corporation's 1994 Stock Option/Stock Issuance Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under the 1994 Stock Option/Stock Issuance Plan In addition, share issuances under the 1994 Stock Option/Stock Issuance Plan shall not reduce or otherwise affect the number of shares of the Corporation's common stock available for issuance under this Plan

                Capitalized terms shall have the meanings assigned to such terms in the attached Appendix

        II. ADMINISTRATION OF THE PLAN

                A The Plan Administrator shall have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding option grants or unvested stock issuances thereunder as it may deem necessary or advisable Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding stock option or stock issuance thereunder

                B The individuals serving as Plan Administrator shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time



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                C. Service as Plan Administrator shall constitute service as a
Board member, and each Board member serving as Plan Administrator shall accordingly be entitled to full indemnification and reimbursement as a Board member for such service. No individual serving as Plan Administrator shall be liable for any act or omission made in good faith with respect to the Plan or any option grant or stock issuance made under the Plan

        III. ELIGIBILITY

                A. The persons eligible to participate in the Plan shall be limited to those Employees who are NEITHER officers of the Corporation NOR members of the Board.

                B The Plan Administrator shall have full authority to determine which eligible Employees are to receive option grants under the Plan, the time or times when the grants are to be made, the number of shares subject to each such grant, the time or times when each granted option is to become exercisable and the maximum term for which the option may remain outstanding All options granted under the Plan shall be Non-Statutory Options

        IV. STOCK SUBJECT TO THE PLAN

                A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 200,000 shares, subject to adjustment from time to time in accordance with the provisions of Section IV C

                B Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option

                C. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, and (ii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan Such adjustments to the outstanding securities are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options The adjustments determined by the Plan Administrator shall be final, binding and conclusive



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                                  ARTICLE TWO

                              OPTION GRANT PROGRAM

        I. OPTION TERMS

                Options granted under the Plan shall be authorized by action of the Plan Administrator and shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below All such granted options shall be Non-Statutory Options

                A EXERCISE PRICE

                        1 The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date

                        2 The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below

                                (i) cash or check made payable to the
        Corporation,

                                (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                                (iii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction

                Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                B. EXERCISE AND TERM OF OPTIONS Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing such option No option shall have a maximum term in excess often (10) years measured from the option grant date



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                C. LIMITED TRANSFERABILITY Each option granted under the Plan shall be exercisable only by the Optionee during his or her lifetime and may not be transferred or assigned by Optionee other than by will or the laws of inheritance following Optionee's death

                D EFFECT OF TERMINATION OF SERVICE

                        1 The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death

                                (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term

                                (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance

                                (iii) Should the Optionee's Service be
        terminated for Misconduct or should Optionee otherwise engage in any Misconduct while holding one or more options under the Plan, then those options shall terminate immediately and cease to be outstanding

                                (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of Optionee's cessation of Service Upon the expiration of such post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any otherwise exercisable shares for which the option has not been exercised. However, the option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any and all option shares for which the option is not otherwise at the time exercisable

                2 The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to

                                (i) extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or



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                                (ii) permit the option to be exercised, during
        the applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments for which the option would have become exercisable had the Optionee continued in Service

                E. STOCKHOLDER RIGHTS No Optionee shall have any stockholder rights with respect to any option shares until such person shall have exercised the option and paid the exercise price for the purchased shares

        II. CORPORATE TRANSACTION/CHANGE IN CONTROL

                A Each option outstanding under the Plan at the time of a Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares However, an outstanding option under the Plan shall not become exercisable on such an accelerated basis if and to the extent (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction on the shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive

                B The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

                C Immediately following the consummation of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company

                D Each outstanding option which is assumed in connection with the Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the Optionee, in consummation of the Corporate Transaction, had such person exercised the option immediately prior to the Corporate Transaction Appropriate adjustments



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shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction

                E The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Plan upon the occurrence of any Change in Control The Plan Administrator shall also have full power and authority to condition any such option acceleration upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term

                F The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets

        III. CANCELLATION AND REGRANT OF OPTIONS

                The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option exercise price per share not less than the Fair Market Value of the Common Stock on the new grant date



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                                 ARTICLE THREE

                                 MISCELLANEOUS

        I. EFFECTIVE DATE AND TERM OF PLAN

                A This Plan became effective upon approval by the Board on September 12, 2000 and shall not be subject to stockholder approval.

                B The Plan shall terminate upon the earlier of (i) September 30, 2010 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those grants or issuances

        II. AMENDMENT OF THE PLAN

                The Board has complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of the holders of the stock options at the time outstanding under the Plan, unless the affected individuals consent to such amendment

        III. USE OF PROCEEDS

                Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants under the Plan shall be used for general corporate purposes.

        IV. REGULATORY APPROVALS

                A The implementation of the Plan, the granting of any options under the Plan, and the issuance of Common Stock upon the exercise of those stock options shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

                B No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading



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        V. TAX WITHHOLDING

                The Corporation's obligation to deliver shares of Common Stock upon the exercise of outstanding stock options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        VI. NO EMPLOYMENT/SERVICE RIGHTS

                Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in Service for any period of specific duration, and the Corporation (or any Parent or Subsidiary employing such individual) may terminate such individual's Service at any time and for any reason, with or without cause

        VII. MISCELLANEOUS PROVISIONS

                A The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee, except as expressly provided herein

                B The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such state

                C The provisions of the Plan shall insure to the benefit of, and shall be binding upon, the Corporation and its successors and assigns, whether by Corporate Transaction or otherwise, and the Optionees and the legal representatives, heirs or legatees of their respective estates



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                                    APPENDIX

                The following definitions shall be in effect under the Plan.

                A BOARD shall mean the Corporation's Board of Directors.

                B CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions

                        (i) the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13 d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

                        (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
        (i) who were still in office at the time such election or nomination was approved by the Board

                C CODE shall mean the Internal Revenue Code of 1986, as amended

                D COMMON STOCK shall mean the Corporation's common stock

                E CORPORATE TRANSACTION shall mean any of the following stockholder approved transactions to which the Corporation is a party

                        (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                        (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger.



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                F CORPORATION shall mean Gasonics International Corporation, a
Delaware corporation, and its successors

                G EMPLOYEE shall mean an individual who performs services while in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance

                H EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

                I FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions

                        (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal If there is no reported closing price for the Common Stock on the date in question, then the closing price on the last preceding date for which such quotation exists shall be determinative of the Fair Market Value

                        (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing price on the last preceding date for which such quotation exists

                J. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct

                K 1934 ACT shall mean the Securities Exchange Act of 1934, as amended

                L NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422



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                M. OPTION GRANT PROGRAM shall mean the option grant program in effect under the Plan.

                N. OPTIONEE shall mean any person to whom an option is granted under the Plan

                O PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

                P PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more

                Q PLAN shall mean the Corporation's Supplemental Stock Option Plan, as set forth in this document

                R PLAN ADMINISTRATOR shall mean the committee comprised of one or more Board members appointed by the Board to administer the Plan

                S. SERVICE shall mean the performance of services on a periodic basis to the Corporation (or any Parent or Subsidiary) in the capacity of an Employee or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option agreement

                T STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange

                U SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain



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